Exhibit 99.1
National Reports Earnings for Third Quarter Fiscal 2005


News Media:                                  Financial:
Jeff Weir                                    Jennifer Stratiff
National Semiconductor                       National Semiconductor
(408) 721-5199                               (408) 721-5007
jeff.weir@nsc.com                            invest.group@nsc.com

National Semiconductor Reports $77.4 Million Profit,
52.7% Gross Margin for Third Quarter Fiscal 2005

     o    Q3 revenues  were $449  million,  same as Q2 but down 13% from 14-week
          Q3FY04
     o Q3 GAAP earnings are 21 cents per share compared to 24 cents a year ago
     o    Revenue outlook for Q4 of fiscal 2005 is 2 to 4 percent growth from Q3
     o    Seeking buyer for Assembly and Test plant in Singapore

SANTA CLARA, CALIF., March 10, 2005 - National Semiconductor Corporation (NYSE:NSM) today reported a GAAP profit of $77.4 million, or 21 cents per share, on revenues of $449.2 million for the third quarter of fiscal 2005, which ended February 27, 2005.

On a sequential basis, National's Q3 revenues were flat compared to Q2 fiscal 2005, when the Company recorded revenues of $448.9 million and earnings of 24 cents per share. Year-to-year, National's third quarter sales declined 13 percent from the 14-week third quarter of fiscal 2004, when the Company reported sales of $513.6 million and earnings of 24 cents per share. The just-concluded third quarter of fiscal 2005 had the normal 13 calendar weeks, not 14.

Third quarter gross margin was 52.7 percent compared to the 50.6 percent gross margin recorded in Q2. National achieved a 2 percentage-point improvement in gross margin despite flat sales, factory utilization rates in the low-60s percentage and a $15 million reduction in inventory. Year over year, National's gross margin for Q3 was 1.3-percentage-points higher than last year's third quarter on 13 percent lower sales.

"Our gross margin focus is paying off," said Brian L. Halla, National's chairman, president and CEO. "We continue to drive our product mix more and more toward higher-value analog products regardless of the current cautious sales environment."

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

National's third quarter 2005 net results included a $20 million pre-tax charge for severances related to a workforce reduction announced in January. This was largely offset by a pre-tax $7 million credit from a California Manufacturer's Investment Credit refund and a lower income tax rate of 8.7 percent. Second quarter fiscal 2005 net results included $19 million in pre-tax gains from the sale of assets and the resolution of litigation, as well as a $4 million income tax benefit from the resolution of a tax matter.

Bookings  Increased in Q3
National's Q3 worldwide bookings increased 6 percent sequentially in Q3. Year-to-year, bookings declined 35 percent from the 14-week Q3 of fiscal 2004. Total Company billings exceeded bookings in Q3.

Bookings increased in North America and Europe for analog products from National's distributors. Average weekly booking rates increased each month through the quarter. The Company also saw a recovery in turns orders in Q3.

Orders for National's key analog products --- power management, amplifiers, interface and data conversion --- grew at a higher rate than the Company's overall average.

Outlook for Q4, FY2005
National Semiconductor anticipates Q4 revenues to increase 2 to 4 percent sequentially from Q3. Gross margin is anticipated to increase to just over 53 percent in Q4.

Additional Corporate Actions for Q4
-----------------------------------
National to Pay Dividend April 11
In addition to announcing earnings for Q3, National also declared a cash dividend of 2 cents per outstanding share of common stock. The dividend is payable April 11, 2005 to stockholders of record at the close of business on March 21, 2005. This is National's second consecutive quarter of paying dividends.

Board Authorizes Additional Repurchase of $400 Million of National Stock
The Company's Board of Directors has authorized additional spending of up to $400 million for a new stock repurchase program. This follows two previous stock buy-back programs, totaling $800 million, which commenced in 2003, the second of which was completed in the third quarter. National had 349,079,071 shares of common stock outstanding as of February 27, 2005.

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

Company Seeking Buyer for Assembly and Test Plant in Singapore
National also announced today that it is seeking a buyer for its Assembly and Test facility in Singapore. The 1,000-person facility specializes in high pin-count packages.

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up of recently introduced products. Other risk factors are included in the Company's 10-K for the year ended May 30, 2004 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations) and the 10-Q for the quarter ended November 28, 2004.

Summary of Results

                                For 3 months ended           For 3 months ended
                                February 27, 2005            February 29, 2004
Net sales                       $449.2 million               $513.6 million
Net income                      $77.4 million                $93.1 million
Earnings per share              $0.21                        $0.24***

*** (Historical earnings per share amounts have been adjusted for the Company's 2-for-1 stock split that occurred in May 2004.)

About National Semiconductor
National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions. National's key markets include wireless handsets, displays, PCs and laptops. The company's analog products are also optimized for numerous applications in a variety of electronics markets, including medical, automotive, industrial, and test and measurement. Headquartered in Santa Clara, California, National reported sales of $1.98 billion for fiscal 2004, which ended May 30, 2004. Additional company and product information is available at www.national.com.

                                      # # #

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)


                                                          Three Months Ended             Nine Months Ended
                                                       --------------------------     -------------------------
                                                        Feb. 27,     Feb. 29,          Feb. 27,     Feb. 29,
                                                          2005         2004              2005         2004
                                                       ------------ -------------     ------------ ------------
  Net sales                                               $ 449.2      $ 513.6          $1,446.1     $1,411.9
  Operating costs and expenses:
    Cost of sales                                           212.6        249.5             680.9        710.4
    Research and development                                 80.7         87.5             248.5        265.0
    Selling, general and administrative                      62.1         71.1             193.8        210.1
    Cost reduction charges (credit)                          20.1         (1.9)             21.3         16.7
    Other operating income, net                              (7.4)        (0.7)            (28.5)        (8.0)
                                                       ------------ -------------     ------------ ------------

  Total operating costs and expenses                        368.1        405.5           1,116.0      1,194.2
                                                       ------------ -------------     ------------ ------------

  Operating income                                           81.1        108.1             330.1        217.7
  Interest income, net                                        4.3          2.1              10.4          7.7
  Other non-operating expense, net                           (0.6)        (1.9)             (3.8)        (6.4)
                                                       ------------ -------------     ------------ ------------

  Income before taxes and cumulative effect
    of a change in accounting principle                      84.8        108.3             336.7        219.0
  Income tax expense                                          7.4         15.2              51.6         28.5
                                                       ------------ -------------     ------------ ------------

  Income before cumulative effect of a
    change in accounting principle                           77.4         93.1             285.1        190.5
  Cumulative effect of a change in accounting
    principle including tax effect of $0.2 million            -            -                 -           (1.9)
                                                       ------------ -------------     ------------ ------------

  Net income                                             $   77.4     $   93.1         $   285.1    $   188.6
                                                       ============ =============     ============ ============

  Earnings per share:
  Income before cumulative effect of a change
    in accounting principle:
       Basic                                             $  0.22      $  0.26           $  0.80     $   0.53
       Diluted                                           $  0.21      $  0.24           $  0.76     $   0.49

  Net income:
       Basic                                             $  0.22      $  0.26           $  0.80     $   0.52
       Diluted                                           $  0.21      $  0.24           $  0.76     $   0.49

  Selected income statement ratios as a percentage of sales:
       Gross margin                                        52.7%        51.4%             52.9%        49.7%
       Research and development                            18.0%        17.0%             17.2%        18.8%
       Selling, general and administrative                 13.8%        13.8%             13.4%        14.9%
       Net income                                          17.2%        18.1%             19.7%        13.4%
       Effective tax rate                                   8.7%        14.0%             15.3%        13.0%


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

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)

                                                                      Feb. 27,                        May 30,
                                                                        2005                           2004
                                                                 --------------------            -------------------
   ASSETS
   Current assets:
      Cash and cash equivalents                                           $   732.7                      $   642.9
      Short-term marketable investments                                       138.1                          139.3
      Receivables                                                             145.1                          198.9
      Inventories                                                             185.4                          200.1
      Other current assets                                                     43.4                           64.6
                                                                 --------------------            -------------------

      Total current assets                                                  1,244.7                        1,245.8

   Net property, plant and equipment                                          639.8                          699.6
   Goodwill                                                                   173.3                          173.3
   Deferred tax assets                                                         89.2                           73.3
   Other assets                                                               103.6                           88.4
                                                                 --------------------            -------------------

   Total assets                                                            $2,250.6                       $2,280.4
                                                                 ====================            ===================

   LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Current portion of long-term debt                                  $      -                       $     22.1
      Accounts payable                                                         68.7                          141.0
      Accrued expenses                                                        151.9                          234.8
      Income taxes payable                                                     50.7                           63.4
                                                                 --------------------            -------------------

      Total current liabilities                                               271.3                          461.3

   Long-term debt                                                              23.6                            -
   Other noncurrent liabilities                                               144.4                          138.6
                                                                 --------------------            -------------------

      Total liabilities                                                       439.3                          599.9
                                                                 --------------------            -------------------

   Commitments and contingencies

   Shareholders' equity:
      Common stock                                                            174.5                          178.8
      Additional paid-in capital                                              887.5                        1,030.1
      Retained earnings                                                       838.0                          560.0
      Accumulated other comprehensive loss                                    (88.7)                         (88.4)
                                                                 --------------------            -------------------

      Total shareholders' equity                                            1,811.3                        1,680.5
                                                                 --------------------            -------------------

   Total liabilities and shareholders' equity                              $2,250.6                       $2,280.4
                                                                 ====================            ===================



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

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

                                                                                     Nine Months Ended
                                                                           --------------------------------------
                                                                               Feb. 27,               Feb. 29,
                                                                                 2005                   2004
                                                                           ---------------         --------------

      Cash flows from operating activities:
      Net income                                                                $  285.1               $  188.6
      Adjustments to reconcile net income with net cash
        provided by operating activities:
         Cumulative effect of a change in accounting principle                       -                      1.9
         Depreciation, amortization and accretion                                  147.6                  160.9
         Gain on investments                                                        (0.7)                  (4.2)
         Share in net losses of equity-method investments                            4.0                   10.8
         Tax benefit associated with stock options                                   3.9                    -
         Loss on disposal of equipment                                               1.0                    6.0
         Impairment of technology license                                            0.5                    -
         Noncash cost reduction charges (credit) and other
            operating income, net                                                  (19.4)                   1.4
         Other, net                                                                  2.5                    3.1
         Changes in certain assets and liabilities, net:
            Receivables                                                             55.5                  (17.3)
            Inventories                                                             14.6                  (49.0)
            Other current assets                                                     8.3                  (35.0)
            Accounts payable and accrued expenses                                 (131.6)                   3.1
            Income taxes payable                                                   (16.3)                  18.3
            Other noncurrent liabilities                                             5.8                   16.5
                                                                           ---------------         --------------

      Net cash provided by operating activities                                    360.8                  305.1
                                                                           ---------------         --------------

      Cash flows from investing activities:
      Purchase of property, plant and equipment                                    (83.3)                (153.8)
      Sale and maturity of available-for-sale securities                             -                    339.0
      Purchase of available-for-sale securities                                      -                   (386.7)
      Sale of investments                                                            0.7                    9.3
      Sale of business                                                              10.0                    -
      Security deposits on leased equipment                                        (17.4)                  (2.8)
      Investment in nonpublicly traded companies                                    (0.3)                  (1.8)
      Funding of benefit plan                                                       (7.1)                  (4.8)
      Other, net                                                                     0.4                    0.5
                                                                           ---------------         --------------

      Net cash used by investing activities                                        (97.0)                (201.1)
                                                                           ---------------         --------------

      Cash flows from financing activities:
      Payment on software license obligations                                      (13.6)                 (21.0)
      Repayment of debt                                                              -                     (2.1)
      Issuance of common stock                                                      72.2                  149.3
      Purchase and retirement of treasury stock                                   (225.5)                (400.0)
      Cash dividends declared and paid                                              (7.1)                   -
                                                                           ---------------         --------------

      Net cash used by financing activities                                       (174.0)                (273.8)
                                                                           ---------------         --------------

      Net change in cash and cash equivalents                                       89.8                 (169.8)
      Cash and cash equivalents at beginning of period                             642.9                  802.2
                                                                           ---------------         --------------

      Cash and cash equivalents at end of period                                 $ 732.7                $ 632.4
                                                                           ===============         ==============

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


PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(in millions, except per share amounts)


                                                            Three Months Ended             Nine Months Ended
                                                         ---------------------------    -------------------------
                                                           Feb. 27,      Feb. 29,        Feb. 27,     Feb. 29,
                                                             2005          2004            2005         2004
                                                         -------------- ------------    ------------ ------------
Earnings per share:
         Basic                                           $  0.22       $  0.26          $  0.80      $  0.52
         Diluted                                         $  0.21       $  0.24          $  0.76      $  0.49

Net income used in basic and diluted
         earnings per share calculation                  $  77.4       $  93.1          $ 285.1      $ 188.6

Weighted-average shares:
         Basic                                            353.2         357.4            355.5        362.2
         Diluted                                          374.0         389.4            376.6        388.0



                                                            Three Months Ended             Nine Months Ended
                                                         ---------------------------    -------------------------
                                                           Feb. 27,     Feb. 29,        Feb. 27,     Feb. 29,
  Other operating income, net                                2005          2004            2005         2004
                                                         -------------- ------------    ------------ ------------
  Release of litigation accrual                            $    -          $   -            $(10.0)    $    -
  Sale of business                                              -              -              (8.8)         -
  Manufacturer's Investment Credit refund                      (7.4)           -              (7.4)         -
  IP income                                                    (1.7)          (0.7)           (4.0)        (8.7)
  IP settlements                                                1.7            -               1.7          0.7
                                                         -------------- ------------    ------------ ------------
    Total other operating income, net                        $ (7.4)        $ (0.7)       $  (28.5)    $   (8.0)
                                                         ============== ============    ============ ============

  Interest income, net

  Interest income                                            $  4.7         $  2.6          $ 11.6      $   8.5
  Interest expense                                             (0.4)          (0.5)           (1.2)        (0.8)
                                                         -------------- ------------    ------------ ------------
    Interest income, net                                     $  4.3         $  2.1          $ 10.4      $   7.7
                                                         ============== ============    ============ ============

  Other non-operating expense, net

  Gain on investments                                        $  0.1         $  1.2         $   0.7      $   4.2
  Share in net losses of equity-method
    Investments                                                (0.7)          (3.1)           (4.0)       (10.8)
  Other                                                         -              -              (0.5)         0.2
                                                         -------------- ------------    ------------ ------------
    Total other non-operating expense, net                   $ (0.6)        $ (1.9)        $  (3.8)     $  (6.4)
                                                         ============== ============    ============ ============



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